EXHIBIT 10.11

AMENDMENT NO. 1 TO AFG HOLDINGS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of May [    ], 2018 (the “Effective Date”) and amends that certain Nonqualified Stock Option Agreement (the “Agreement”) dated effective as of [DATE] between [EXECUTIVE] (“Optionee”) and AFG Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and Optionee previously entered into the Agreement;

WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may be amended or waived only with the prior written consent of the Company and Optionee; and

WHEREAS, the Company and Optionee desire to amend the Agreement as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Existing Section 3 is hereby amended and restated as follows:

“The term of the Option shall commence on the Date of Grant and, unless terminated in accordance with Section 7, hereof, shall expire on July 30, 2027.”

2. Existing Section 4(a) is hereby amended and restated as follows:

“The Option shall become exercisable with respect to 40% of the Option Shares (the “Time Vested Option Shares”) only as follows: The Option shall become exercisable with respect to 20% of the Time Vested Option Shares on July 31, 2018 and an additional 20% each of the first four (4) anniversaries of July 31, 2018 if Optionee remains in the continuous employ of the Company or any of its subsidiaries as of each such date; provided, however, that the Option shall become exercisable with respect to all of the Time Vested Option Shares upon the occurrence of a Change of Control, if Optionee remains in the continuous employ of the Company or any of its subsidiaries until the date of such Change of Control.”

3. This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

4. This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.

5. This Amendment shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.

6. This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

AFG HOLDINGS, INC.

By:
Name:
Title:
Date:

[EXECUTIVE]

Date:

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